Exhibit 10.4

CONFIDENTIAL

THIS WARRANT AND ALL SHARES OF WARRANT STOCK ISSUABLE HEREUNDER, HAVE BEEN AND WILL BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE ACT UNLESS EITHER (i) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH DISPOSITION OR (ii) THE SALE OF SUCH SECURITIES IS MADE PURSUANT TO RULE 144 PROMULGATED UNDER THE ACT.

WARRANT TO PURCHASE COMMON STOCK
OF
ENVISION SOLAR INTERNATIONAL, INC.

Warrant No.___________________________	La Jolla, California
Date of Issuance: January 11_, 2008

THIS CERTIFIES THAT, for value received, Squire, Sanders & Dempsey L.L.P. or its permitted registered assigns (the "Holder"), is entitled, subject to the terms and conditions of this Warrant, at any time or from time to time after January___________ , 2008 (the "Effective Date"), to purchase from Envision Solar International, Inc., a California corporation (the "Company"), the Number of Shares of Warrant Stock (as defined below) of the Company at an exercise price equal to $0.01 (the "Exercise Price") per share. Furthermore, both the Number of Shares of Warrant Stock purchasable upon exercise of this Warrant and the Exercise Price are subject to adjustment as provided herein. The Warrant Stock shall automatically expire unless previously exercised on January 1, 2015 (the "Termination Date"). Except as otherwise provided herein, all defined terms shall have the meanings ascribed to such terms as set forth in Section 1 hereinbelow.

1. CERTAIN DEFINITIONS. As used in this Warrant the following terms shall have the following respective meanings:"Change of Control" means (i) the sale, lease, exchange or other transfer, directly or indirectly, of all or substantially all of the assets of Company or its subsidiaries (in one transaction or in a series of related transactions); (ii) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; (iii) a merger or consolidation to which the Company is a party if the shareholders of Company immediately prior to the effective date of such merger or consolidation have "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) immediately following the effective date of such merger or consolidation of securities of the surviving entity representing 50% or less of the combined voting power of the surviving entity's then outstanding securities (determined on a fully diluted basis) ordinarily having the right to vote at elections of directors; or (iv) the sale or transfer of outstanding securities by the shareholders of Company to any person if after the sale or transfer such person becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the combined voting power of Company's outstanding securities ordinarily having the right to vote at elections of directors.

"Common Stock" shall mean the Company's common stock.

"Fair Market Value" of a share of Warrant Stock as of a particular date shall mean:

(a) If traded on a national securities exchange or the Nasdaq National Market, the Fair Market Value shall be deemed to be the average of the closing prices of the shares of the Warrant Stock of the Company on such exchange or market over the five (5) business days ending immediately prior to the applicable date of valuation;

(b) If actively traded over-the-counter, the Fair Market Value shall be deemed to be the average of the closing bid prices over the 30-day period ending immediately prior to the applicable date of valuation; and

(c) If there is no active public market, the Fair Market Value shall be determined by the Board of Directors of the Company in good faith using any reasonable method of valuation, which determination shall be conclusive and binding on all interested parties.

"IPO" shall mean the first firm commitment underwritten public offering of the Company's Common Stock pursuant to an effective registration statement filed with the SEC under the Securities Act.

"Number of Shares of Warrant Stock" and "Number of Shares" shall mean, subject to the terms hereof, the number or quotient equal to $8,006.20 divided by the lesser of (a) the price per share sold by the Company in its next preferred stock, Common Stock or other equity financing of securities after the Date of Issuance of this Warrant, or (b) SI 0.00 per share. Notwithstanding the foregoing, the Number of Shares of Warrant Stock (i) represents the number of shares or securities of Warrant Stock at any time receivable or issuable upon exercise of this Warrant, and (ii) shall be subject to adjustment as set forth in this Warrant.

"Registered Holder" shall mean any Holder in whose name this Warrant is registered upon the books and records maintained by the Company.

"SEC" shall mean the U.S. Securities and Exchange Commission.

"Securities Act" shall mean the Securities Act of 1933, as amended.

"Warrant" shall include this Warrant and any warrant delivered in substitution or exchange for this Warrant as provided herein.

"Warrant Stock" shall mean the Common Stock of the Company and any other securities, including any securities into which such Warrant Stock has converted, at any time receivable or issuable upon exercise of this Warrant.

2. [RESERVED].

3. EXERCISE OF WARRANT

3.1 Payment. Subject to compliance with the terms and conditions of this Warrant and applicable securities laws, this Warrant may be exercised, in whole or in part at any time or from time to time after the Effective Date so long as Holder continues to serve as legal counsel to the Company, by the delivery (including, without limitation, delivery by facsimile) of the form of Notice of Exercise attached hereto as Exhibit 1 (the "Notice of Exercise"), duly executed by the Holder, at the principal office of the Company, and as soon as practicable after such date, surrendering

(a) this Warrant at the principal office of the Company (as listed in Section 14 below), and

(b) payment, (i) in cash (by check) or by wire transfer, (ii) by cancellation by the Holder of indebtedness of the Company to the Holder; or (lii) by a combination of (i) and (ii), of an amount equal to the product obtained by multiplying the Number of Shares of Warrant Stock being purchased upon such exercise by the then effective Exercise Price (the "Exercise Amount").

3.2 Net Issue Exercise. In lieu of the payment methods set forth in Section 3.1(b) above, if the Fair Market Value of one share of Warrant Stock is greater than the Exercise Price (at the date of calculation set forth below), the Holder may elect to exchange all or some of the Warrant for shares of Warrant Stock equal to the value of the Warrant being exchanged on the date of exchange. If Holder elects to exchange this Warrant as provided in this Section 3.2, the Holder shall tender to the Company, at the principal office of the Company, the Warrant for the amount being exchanged, along with a properly endorsed Notice of Exercise, and the Company shall issue to the Holder the Number of Shares of the Warrant Stock computed using the following formula:

X = Y (A-B)

A

Where X = the Number of Shares of Warrant Stock to be issued to the Holder.

Y = the Number of Shares of Warrant Stock purchasable under the amount of the Warrant being exchanged (as adjusted to the date of such calculation).

A = the Fair Market Value of one share of the Warrant Stock.

B =   Exercise Price (as adjusted to the date of such calculation).

All references herein to an "exercise" of the Wairant shall include an exchange pursuant to this Section 3.2.

3.3 IPO. Upon receipt of a written notice of the Company's intention to raise capital by selling shares of Common Stock in an IPO (the "IPO Notice"), which notice shall be delivered to the Holder at least thirty (30) but not more than sixty (60) days before the anticipated date of the filing with the SEC of the registration statement for such IPO, the Holder shall promptly notify the Company whether the Holder will exercise this Warrant. Notwithstanding whether an IPO Notice has been delivered to the Holder or any other provision of this Warrant to the contrary, this Warrant shall be deemed exercised on the consummation of the IPO; the Fair Market Value will be the price at which one share of Common Stock was sold to the public in the IPO. Ff the Holder has elected to exercise this Warrant pursuant to this Section and the IPO is not consummated, then the Holder's exercise of this Warrant shall not be effective unless the Holder confirms in writing the Holder's intention to go forward with the exercise of this Warrant.

3.4 "Easy Sale" Exercise. In lieu of the payment methods set forth in Section 3.1(b) above, when permitted by law and applicable regulations (including the rules of Nasdaq and the National Association of Securities Dealers (the "NASD")), the Holder may pay the Exercise Amount through a "same day sale" commitment from the Holder (and if applicable a broker-dealer that is a member of the NASD (an "NASD Dealer")), whereby the Holder will irrevocably elect to exercise this Warrant and to sell at least that Number of Shares of Warrant Stock so purchased to pay the Exercise Amount (and up to all of the shares of Warrant Stock so purchased) and the Holder (or, if applicable, the NASD Dealer) commits upon sale (or, in the case of the NASD Dealer, upon receipt) of such shares of Warrant Stock to forward the Exercise Amount directly to the Company, with any sale proceeds in excess of the Exercise Amount being for the benefit of the Holder.

3.5 Stock Certificates; Fractional Shares. As soon as practicable on or after the date of exercise of this Warrant under Section 3.1, 3.2, 3.3 or 3.4 above, as applicable, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of whole shares of Warrant Stock issuable upon such exercise, together with cash in lieu of any fraction of a share equal to such fraction of the current Fair Market Value of one whole share of Warrant Stock as of the date of exercise of this Warrant. No fractional shares or scrip representing fractional shares shall be issued upon an exercise of this Warrant.

3.6 Partial Exercise; Effective Date of Exercise. In case of any partial exercise of this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the shares of Warrant Stock purchasable hereunder. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above. The person entitled to receive the shares of Warrant Stock issuable upon exercise of this Warrant shall be treated for all puiposes as the holder of record of such shares as of the close of business on the date the Holder is deemed to have exercised this Warrant.

4. VALID ISSUANCE; TAXES. All shares of Warrant Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable, and the Company shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof.

5. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The Number of Shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property receivable or issuable upon exercise of this Warrant) and the Exercise Price are subject to adjustment upon occurrence of the following events:

5.1 Adjustment for Stock Splits. Stock Subdivisions or Combinations of Shares. If the Company at any time while this Warrant, or any portion hereof, remains outstanding shall split, subdivide or combine the shares of Warrant Stock, as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Number of Shares of Warrant Stock issuable upon exercise of this Warrant shall be proportionately increased and the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision, and likewise, the Number of Shares of Warrant Stock issuable upon exercise of this Warrant shall be proportionately decreased and the Exercise Price proportionately increased in the case of a combination.

5.2 Adjustment for Dividends or Distributions of Stock or Other Securities or Property. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Warrant Stock (or any shares of stock or other securities at the time issuable upon exercise of the Warrant) payable in (a) securities of the Company or (b) assets (excluding cash dividends paid or payable solely out of retained earnings), then, in each such case, the Holder on exercise of this Warrant at any time after the consummation, effective date or record date of such dividend or other distribution, shall receive, in addition to the shares of Warrant Stock (or such other stock or securities) issuable on such exercise prior to such date, and without the payment of additional consideration therefor, the securities or such other assets of the Company to which such Holder would have been entitled upon such date if such Holder had exercised this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period giving effect to all adjustments called for by this Section 5.

5.3 Reclassification. If the Company, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as a result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefore shall be appropriately adjusted, all subject to further adjustment as provided in this Section 5. No adjustment shall be made pursuant to this Section 5.3 upon any conversion or redemption of the Warrant Stock which is the subject of Section 5.5.

5.4 Adjustment for Capita] Reorganization, Merger or Consolidation. If at any time while this Warrant, or any portion hereof, is outstanding and unexpired there shall be a Change of Control, this Warrant shall cease to represent the right to receive Warrant Stock and shall automatically represent the right to receive upon the exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the Number of Shares of stock or other securities or property offered to the Company's holders of Warrant Stock in connection with such Change of Control that a holder of shares of Warrant Stock, deliverable upon exercise of this Warrant would have been entitled to receive in such Change of Control if this Warrant had been exercised immediately before such Change of Control, subject to further adjustment as provided in this Section 5. The foregoing provisions of this Section 5.4 shall similarly apply to successive reorganizations, consolidations, mergers, sales, and transfers to the extent that this Warrant is assigned to or assumed by any successor corporation or entity, whether by operation of law or otherwise, and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the holder hereof for shares of Warrant Stock in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

5.5 Redemption or Termination of Warrant Stock. In case all or any portion of the authorized and outstanding shares of Warrant Stock of the Company are redeemed or converted or reclassified into other securities or property pursuant to the Company's Articles or Certificate of Incorporation or otherwise, or the Warrant Stock otherwise ceases to exist, then, in such case, the Holder of this Warrant, upon exercise hereof at any time after the date on which the Warrant Stock is so redeemed or ceases to exist (the "Warrant Stock Termination Date"), shall receive, subject to the terms of this Warrant, in lieu of the Number of Shares of Warrant Stock that would have been issuable upon such exercise immediately prior to the Warrant Stock Termination Date, the securities or property that would have been received if this Warrant had been exercised in full and the Warrant Stock received thereupon had been simultaneously converted immediately prior to the Warrant Stock Termination Date, all subject to further adjustment as provided in this Warrant. Additionally, the Exercise Price shall be immediately adjusted to equal the quotient obtained by dividing (x) the aggregate Exercise Price of the maximum Number of Shares of Warrant Stock for which this Warrant was exercisable immediately prior to the Warrant Stock Termination Date by (y) the Number of Shares of Warrant Stock of the Company for which this Warrant is exercisable immediately after the Warrant Stock Termination Date, all subject to further adjustment as provided herein.

6. CERTIFICATE AS TO ADJUSTMENTS. In each case of any adjustment in the Exercise Price, or number or type of shares issuable upon exercise of this Warrant, the Chief Financial Officer or Controller of the Company shall compute such adjustment in accordance with the tenns of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of the adjusted Exercise Price. After each such adjustment, the Company shall promptly send (by facsimile and by either first class mail, postage prepaid or overnight delivery) a copy of each such certificate to the Holder.

7. LOSS OR MUTILATION. Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.

8. RESERVATION OF WARRANT STOCK. The Company hereby covenants that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such Number of Shares of Warrant Stock or other shares of capital stock of the Company as are from time to time issuable upon exercise of this Warrant and, from time to time, will take all steps necessary to amend its Articles or Certificate of Incorporation to provide sufficient reserves of shares of Warrant Stock issuable upon exercise of this Warrant. All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except encumbrances or restrictions arising under federal or state securities laws. Issuance of this Warrant shall constitute full authority to the Company's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Warrant Stock upon the exercise of this Warrant.

9. TRANSFER AND EXCHANGE. Subject to the terms and conditions of this Warrant and compliance with all applicable securities laws, this Warrant and all rights hereunder may be transferred to any parent or subsidiary of the Registered Holder, in whole or in part, on the books of the Company maintained for such purpose at the principal office of the Company referred to above, by the Registered Holder hereof in person, or by duly authorized attorney, upon surrender of this Warrant properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any permitted partial transfer, the Company will issue and deliver to the Registered Holder a new Warrant or Warrants with respect to the shares of Warrant Stock not so transferred. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that when this Warrant shall have been so endorsed, the person in possession of this Warrant may be treated by the Company, and all other persons dealing with this Warrant, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding; provided, however that until a transfer of this Warrant is duly registered on the books of the Company, the Company may treat the Registered Holder hereof as the owner for all purposes.

10. RESTRICTIONS ON TRANSFER. The Holder, by acceptance hereof, agrees that, absent an effective registration statement filed with the SEC under the Securities Act, covering the disposition or sale of this Warrant or the Warrant Stock issued or issuable upon exercise hereof, as the case may be, and registration or qualification under applicable state securities laws, such Holder will not sell, transfer, pledge, or hypothecate any or all such Warrants, Warrant Stock, or Common Stock, as the case may be, unless either (i) the Company has received an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such registration is not required in connection with such disposition or (ii) the sale of such securities is made pursuant to Rule 144, promulgated pursuant to the Securities Act.

11. COMPLIANCE WITH SECURITIES LAWS. By acceptance of this Warrant, the Holder hereby represents, warrants and covenants that any shares of stock purchased upon exercise of this Warrant or acquired upon conversion thereof shall be acquired for investment only and not with a view to, or for sale in connection with, any distribution thereof; that the Holder has had such opportunity as the Holder has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Holder to evaluate the merits and risks of its investment in the Company; that the Holder is able to bear the economic risk of holding such shares of Warrant Stock for an indefinite period; that the Holder understands that shares of Warrant Stock will not be registered under the Securities Act (unless otherwise required pursuant to exercise by the Holder of the registration rights, if any, previously granted to the Holder) and will be "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act and that the exemption from registration under Rule 144 will not be available for at least one year from the date of exercise of this Warrant, subject to any special treatment by the SEC for exercise of this Warrant pursuant to Section 3.3, and even then will not be available unless a public market then exists for the stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and that all stock certificates representing shares of Warrant Stock may have affixed thereto a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE ACT UNLESS EITHER (i) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH DISPOSITION OR (ii) THE SALE OF SUCH SECURITIES IS MADE PURSUANT TO RULE 144 PROMULGATED UNDER THE ACT.

12. NO RIGHTS OR LIABILITIES AS STOCKHOLDERS. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

13. REGISTRATION AND OTHER RIGHTS. With regard to all shares of Warrant Stock issuable upon exercise of this Warrant, the Company shall give Holder the opportunity to obtain the same contractual registration rights granted to other investors.

14. NOTICES. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when received if sent by facsimile at the address and number set forth below; (c) five (5) business days after deposit in the U.S. mail first class, postage prepaid, registered or certified mail with return receipt requested and addressed to the other part}' as set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as given below, or designate additional addresses, for purposes of this section by giving the other party written notice of the new address in the manner set forth above.

To Squire. Sanders & Dempsey L.L.P.:	To the Company:
Attn: Nicholas Unkovic 600 Hansen Way Palo Alto, California 94303 Fax Number: 650-843-8777	Envision Solar International, Inc. 4225 Executive Square, Suite 480 La Jolla, California 92037 Fax Number: 858-799-459 Attn: President

15. TITLES AND HEADINGS. The titles, captions and headings of this Warrant are included for ease of reference only and will be disregarded in interpreting or construing this Warrant. Unless otherwise specifically stated, all references herein to "sections" and "exhibits" will mean "sections" and "exhibits" to this Warrant.

16. LAW GOVERNING. This Warrant shall be governed in all respects by the laws of the State of California, without regard to principles of conflict of laws.

17. NO MPAIRMENT. The Company will not, by amendment of its Articles or Certificate of Incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of Warrant Stock above the amount payable therefor upon such exercise, and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Warrant Stock upon exercise of this Warrant.

18. NOTICES OF RECORD DATE. In case: (a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant), for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities or to receive any other right; (b) of any consolidation or merger of the Company with or into another corporation, any capital reorganization of the Company, any reclassification of the capital stock of the Company, or any conveyance of all or substantially all of the assets of the Company to another corporation in which holders of the Company's stock are to receive stock, securities or property of another corporation; (c) of any voluntary dissolution, liquidation or winding-up of the Company; or (d) of any redemption or conversion of all outstanding Warrant Stock; then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, or (ii) the date on which such event or transaction is to take place, and the time, if any is to be fixed, as of which the holders of record of Warrant Stock shall be entitled to exchange their shares of Warrant Stock for securities or other property deliverable upon such event or transaction. Such notice shall be delivered at least thirty (30) days prior to the date therein specified.

19. SEVERABILITY. If any paragraph, provision or clause of this Warrant shall be found or be held to be illegal, invalid or unenforceable, the remainder of this Warrant shall be valid and enforceable and the parties shall use good faith to negotiate a substitute, valid and enforceable provision that most nearly effects the parties' intent in entering into this Warrant.

20. COUNTERPARTS. This Warrant may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

21. NO INCONSISTENT AGREEMENTS. The rights granted to the Holder hereunder do not in any way conflict with and are not inconsistent with the rights granted to holders of the Company's securities under any other agreements, except rights that have been waived.

IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the Effective Date.

SQUIRE, SANDERS & DEMPSEY L.L.P.	ENVISION SOLAR INTERNATIONAL, INC.

By: /s/ Nicholas Unkovic	By: /s/ Karen Morgan
Name: Nicholas Unkovic	Name: Karen Morgan
Title: Partner	Title: President

SIGNATURE PAGE TO PREFERRED STOCK WARRANT
ISSUED BY ENVISION SOLAR INTERNATIONAL, INC.
TO SQUIRE, SANDERS & DEMPSEY L.L.P.

EXHIBIT 1
NOTICE OF EXERCISE
(To be executed upon exercise of Warrant)

ENVISION SOLAR INTERNATIONAL, INC.	WARRANT NO.________________________

The undersigned hereby irrevocably elects to exercise the right of purchase represented by this Warrant Certificate for, and to purchase thereunder, the securities of Envision Solar International, Inc., as provided for therein, and (check the applicable box):

☐ Tenders herewith payment of the exercise price in full in the form of cash or a certified or official bank check in same-day funds in the amount of $[____________] for [__________] such securities.

☐ Elects the Net Issue Exercise option pursuant to Section 3.2 of the Warrant, and accordingly requests delivery of a net of [______________] of such securities, according to the following calculation:

x=y(a-b)       ([_____________]) = [__________]) ([__________]) - ([___________])
        A                                                                                            ([____________])
Where x = the Number of Shares of Warrant Stock to be issued to the Holder.

y = the Number of Shares of Warrant Stock purchasable under the amount of the Warrant being exchanged (as adjusted to the date of such calculation).

A = the Fair Market Value of one share of the Warrant Stock.

b =   Exercise Price (as adjusted to the date of such calculation).

☐ Elects the Easy Sale Exercise option pursuant to Section 3.4 of the Warrant, and accordingly requests delivery of a net of [_____________] of such securities.

Please issue a certificate or certificates for such securities in the name of, and pay any cash for any fractional share to:

Signature:  ____________________________________

Name:       [____________________________________]

Address: [_____________________________________]

Date:       [______________________________________]

Note: The above signature should correspond exactly with the name on the first page of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

If the number of securities designated above shall not be all the shares purchasable under this Warrant, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher whole number of shares.

EXHIBIT 2
ASSIGNMENT
(To be executed only upon assignment ofWarrant)

ENVISION SOLAR INTERNATIONAL, INC.	WARRANT NO.___________________________

For value received, [_______________] hereby sells, assigns and transfers unto [_____________________] the Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint [ ________________]attorney, to transfer said Warrant on the books of the withm-named Company with respect to the Number of Shares ofWarrant Stock set forth below, with full power of substitution in the premises:

Name(s) of Assignee(s)	Address	Warrant Stock

And if said Number of Shares of Warrant Stock shall not be all the Warrant Stock represented by the Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the Warrant Stock registered by said Warrant.

Signature:     ____________________________

Name:           [____________________________]

Address:      [____________________________]

Date:            [_____________________________]

Notice: The signature to the foregoing Assignment must correspond to the name as written upon the face of this security in every particular, without alteration or any change whatsoever; signature(s) must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Securities and Exchange Commission Rule 17Ad-15.